CHRISTIE'S

AUCTION INVOICE

Account Address
Masterworks Gallery LLC as agent for Masterworks Cayman
SPC o/b/o its Gallery Segregated Port
225 Liberty Street
29th Floor
New York, NY 10281
United States

Invoice Number	DB 23013632
Date	5/19/2023
Account Number	[***]
Paddle Number	[***]

Sale Number 22044 **Sale Title** Post-War & Contemporary Art Day Sale **Sale Date** 5/12/2023

Auctioneer **License No.**

Lot	Description	Transaction	Amount	Key	Sales Tax	Total Amount
140	LOIE HOLLOWELL (B. 1983) *Linked Lingam in brown-yellow and maroon* signed, titled and dated '"Linked Lingam in brown-yellow and maroon" Loie Hollowell 2019' (on the reverse) oil, acrylic, sawdust an... Item: SN00660929/001	Hammer Premium	240,000.00 62,400.00			302,400.00

Sub Total	
Hammer	US$ 240,000.00
Premium	US$ 62,400.00
Sales Tax (DE,)	

Total Amount Due	US$ 302,400.00
Due Date	26 May 2023

Notes: Christie's charges a buyer's premium to the buyer on the hammer price of each lot sold at the following rates: 26% of the hammer price of each lot up to and including $1,000,000, 21% of the excess of the hammer price above $1,000,000 and up to including $6,000,000 and 15% of the excess of the hammer price above $6,000,000. For all lots, taxes are payable at the applicable rate on the total purchase price (i.e. the hammer price plus the applicable buyer's premium).

Christie's accepts payment by credit card up to $100,000 per sale, on which a fee of 2% will apply. The fee on $100,000 is $2,000.

To arrange collection and to confirm the location of your property, please contact PostSaleUS@Christies.com at least 48 hours beforehand.

02536157

Christie's Inc 20 Rockefeller Plaza New York, NY 10020
Telephone +1 212 636 2000 Fax +1 212 636 4930
christies.com

PAYMENT METHODS

Please note: Christie's will not accept payment under this invoice from any party other than the buyer of record.

Lots purchased at Christie's in New York may be paid for in the following ways:

Online	Christie's is pleased to offer clients the option of viewing invoices, paying and arranging shipping online through MyChristie's. To log in, or if you have yet to create an online account, please go to: www.christies.com/MyChristies. While this service is available for most lots, payment and shipping must be arranged offline for some items. Please contact Post Sale Services directly to coordinate.
Wire Transfer	JP Morgan Chase Bank, N.A. New York, NY 10017 ABA# [***] FBO: Christie's Inc. Account # [***] For banks asking for a Swift Code please quote: [***].
Credit and Debit Card	All major credit and debit cards are accepted. Note: If paid by credit card, a surcharge of 2% on the total invoice amount will be applicable.
Cash	Up to $7,500 per annum (subject to conditions)
Bankers Draft	Must be made payable to Christie's (subject to conditions)
Cheque	Must be made payable to Christie's (must be drawn in USD on a US bank, clearance will take 5 to 10 business days)

To assist in processing your payment efficiently, please quote your **sale, invoice number** and **account number** ; these may be found on your invoice.

Payments may be made in person at Christie's or by calling Post Sale Services.

Email	PostSaleUS@christies.com
Telephone	+1 212 636 2650
Fax	+1 212 636 4939
Mail	Christie's Inc., Post Sale Department, 20 Rockefeller Plaza, New York, NY 10020

Please see our Conditions of Sale for further information on buying at Christie's which can be found at the back of our catalogues and on our website: www.christies.com

Payment in full must be received in cleared funds before the property is released.

Failure to collect your property within 30 days of the sale date from any Christie's location will result in handling and administration charges plus any applicable sales tax.

02536157

Invoice No	DB 23012414	**A/c No**	[***]
Invoice Date	12 May 2023	**Paddle No**	[***]

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portfolio
225 Liberty Street
29th Floor
New York, NY 10281
United States

PAYMENT SCHEDULE • DETAIL

Sale No 22044 **Sale Title** Post-War & Contemporary Art Day Sale **Sale Date** 12 May 2023
Auctioneer **License No**

Lot	Description	Transaction	Due Date	Amount
245	GEORGE CONDO (B. 1957) *Untitled (Painting Drawing 6)* oil on canvas	Hammer Premium	8 Sep 2023 8 Sep 2023	1,450,000.00 354,500.00
140	LOIE HOLLOWELL (B. 1983) *Linked Lingam in brown-yellow and maroon* signed, titled and dated '"Linked Lingam in brown-yellow and maroon" Loie Hollowell 2019' (on the reverse) oil, acrylic, sawdust an...	Hammer Premium	10 Aug 2023 10 Aug 2023	240,000.00 62,400.00

Total Amount Due **US$ 2,106,900.00**

Notes Sales/ Use Tax: Christie's will collect sales tax where legally required. The applicable sales tax rate will be determined based upon the state, county, or locale to which the lot will be shipped. Please also note that an additional sales tax on freight may also be charged in these states. Please call 212/636-2650 for assistance.

02525723

Invoice No	DB 23012414	**A/c No**	[***]
Invoice Date	12 May 2023	**Paddle No**	[***]

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for Mas
egregated Port
225 Liberty Street
29th Floor
New York, NY 10281
United States

PAYMENT SCHEDULE • SUMMARY

Sale No 22044 **Sale Title** Post-War & Contemporary Art Day Sale **Sale Date** 12 May 2023
Auctioneer **License No**

Instalment	Due Date	Amount
First Instalment Due	10 Aug 2023	302,400.00
Final Instalment Due	8 Sep 2023	1,804,500.00

Total Amount Due **US$ 2,106,900.00**

Notes All extended payment terms herein are subject to the Extended Payment Terms Agreement Letter and the Conditions of Sale for the relevant sale agreed to only.

02525723